UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2006

Tercica, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
(Address of principal executive offices, including zip code)

(650) 624-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On December 6, 2006, Tercica, Inc. (the "Company") issued a press release announcing that a jury in the US District Court for the Northern District of California found that Insmed Incorporated and Insmed Therapeutic Proteins, Inc. have infringed Genentech's US Patent No. 5,258,287; willfully infringed US. Patent No. 5,187,151; and upheld the validity of Genentech's US Patent No. 6,331,414 (the '414 Patent). Because Tercica was the lead plaintiff in the litigation, it will recover a substantial portion of the damages paid by Insmed. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The Company is also providing additional information with respect to the License and Collaboration Agreement, dated as of April 15, 2002, as amended, by and between Genentech, Inc. ("Genentech") and the Company (the "U.S. Agreement"), and the International License and Collaboration Agreement, dated as of July 25, 2003, by and between Genentech and the Company (the "International Agreement" and together with the U.S. Agreement, the "Agreements"). Pursuant to the Agreements, the Company agreed to pay royalties to Genentech on a sliding scale of up to 10% to 17.5% of aggregate annual net sales of Increlex", a DNA-derived recombinant human insulin-like growth factor-1 ("rhIGF-1"), and of any drug that combines rhIGF-1 and IGF binding protein-3.

Item 9.01.    Financial Statements and Exhibits

99.1        Press Release entitled "Jury Finds Insmed Infringed Patents Owned By Genentech And Exclusively Licensed to Tercica", dated December 6, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

Date: December 07, 2006	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release entitled "Jury Finds Insmed Infringed Patents Owned By Genentech And Exclusively Licensed to Tercica", dated December 6, 2006